UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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ValueVision Media, Inc.

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On June 11, 2014, ValueVision Media, Inc. issued the press release filed herewith.

For Immediate Release

ShopHQ Builds Community and Inspires Shopping During Its

Spring 2014 Fashion Season

MINNEAPOLIS, MN – June 11, 2014 – ValueVision Media, Inc. (NASDAQ: VVTV), a multichannel electronic retailer operating as ShopHQ via TV, Internet and mobile, today thanked its loyal shoppers for making its spring 2014 fashion season an on-trend, major hit among customers.

During the spring 2014 season, ShopHQ held four Fashion Day events on separate occasions, including a record-breaking fashion sales event on May 17, 2014. Shoppers were treated to new and exciting fashion and accessories across ShopHQ’s multichannel platform as well as a curated online-only product assortment.

Each Fashion Day featured an impressive lineup of trusted brands, including customer favorites such as OneWorld®, Anuschka® handbags, Matisse® and Corky’s® footwear. Additional ShopHQ exclusives included fashion from Kate & Mallory® and Love, Carson Fab Fashion by Carson Kressley, as well as the premiere of Ellen Tracy® handbags.

ShopHQ hosts entertained and informed viewers with authority and credibility about the latest on-trend fashions suited for their lifestyles. Top trends included:

1.	Mix & Match – Make it a must to blend multiple fabrics and textures into any ensemble. Trust in ShopHQ, as it’s easy to achieve and unquestionably fashionable.

2.	White Hot Color – Command a wardrobe by pouring on white hot color. Powerful and minimalistic, the color white is guaranteed to magnify any look this year.

3.	A Hint of Print – Add an extra dose of personality with a punch of print. Easily incorporate patterns and prints to make a wardrobe a little more playful.

4.	All Dressed Up – Dress season has arrived, so whether it’s a special celebration or a warm night out on the town, ShopHQ’s got shoppers covered with a figure-flattering and flowing assortment.

5.	Adore Adornments – The secret is out, embellishments are in! Go with a little – or a lot – of detail with outfits and accessories for an added element of fabulous.

The May 17th Fashion Day was the biggest Fashion Day sales event in ShopHQ’s history, generating the most orders to date in a single Fashion Day and airing 123 unique styles and 90 new items. In connection with the event, ShopHQ shipped over 87,000 units and welcomed approximately 7,000 new customers. The Company’s Internet, mobile and social channels had the highest penetration and conversion for a Fashion Day event. ShopHQ’s phone agents greeted over 35,000 customers throughout the day.

“We are thrilled to share in the success of our spring Fashion Day events with our loyal customers,” said ShopHQ President Bob Ayd. “As we’ve always said, what’s good for the customer will ultimately be good for the business, and our team works every day to make sure our viewers and shoppers are finding what they want on ShopHQ.”

Mr. Ayd continued, “Going forward, we will continue to offer compelling and unique events while also creating opportunities for our customers to visit us and discover exciting new fashion finds. We are committed to keeping up this positive momentum and are thrilled that more customers than ever are relying on ShopHQ as a fashion shopping headquarters that is always there to meet their needs.”

About ValueVision Media/ShopHQ (www.shophq.com/ir)

ValueVision Media, Inc. operates as ShopHQ, a multichannel retailer that enables customers to shop and interact via TV, phone, Internet and mobile in the merchandise categories of Home & Consumer Electronics, Beauty, Health & Fitness, Fashion & Accessories, and Jewelry & Watches. The ShopHQ television network reaches over 87 million cable and satellite homes and is also available nationwide via live streaming at www.shophq.com. Please visit www.shophq.com/ir for more investor information.

Forward-Looking Information

This release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our long-term credit facility covenants; our ability to successfully transition our brand name; the market demand for television station sales; our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; and our ability to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Important Information

This release may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders in connection with one or more meetings of the Company’s shareholders, including the Company’s 2014 Annual Meeting of Shareholders. On May 9, 2014, the Company filed with the Securities and Exchange Commission (“SEC”) a proxy statement and a WHITE proxy card in connection with the Company’s 2014 Annual Meeting of Shareholders. The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2014 Annual Meeting of Shareholders. Information concerning the interests of these directors and executive officers in connection with the matters to be voted on at the Company’s 2014 Annual Meeting of Shareholders is included in the proxy statement filed by the Company with the SEC in connection with such meeting. In addition, the Company files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. The proxy statement for the 2014 Annual Meeting of Shareholders is available, and any other relevant documents and any other material filed with the SEC concerning the Company will be, when filed, available, free of charge at the SEC website at http://www.sec.gov. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION WITH RESPECT TO PARTICIPANTS.

Media:

Dawn Zaremba

ShopHQ

dzaremba@shophq.com

(952) 943-6043 O

Investors:

David Collins / Eric Lentini

Catalyst Global LLC

vvtv@catalyst-ir.com

(212) 924-9800 O

(917) 734-0339 M